Exhibit 16.1

April 26, 2013

Ms. Francie P. Reppy

Chief Financial Officer

First West Virginia Bancorp, Inc.

PO Box 6671 / 875 National Rd.

Wheeling, WV 26003

Dear Ms. Reppy:

This is to confirm that the client-auditor relationship between First West Virginia Bancorp, Inc. (Commission File Number 001-13652) and S.R. Snodgrass, A.C., independent registered public accounting firm, has ceased.

Sincerely,

/s/ S. R. SNODGRASS, A.C.

S. R. SNODGRASS, A.C.

Certified Public Accountants

cc:	PCAOB Letter File

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561